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                                                                    Exhibit 99.1

                                        Contact:  Anita-Marie Hill
                                                  310-788-2850

For Immediate Release
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                           Einstein/Noah Bagel Corp.
                       Creditors Committee Supports Plan

     Golden, Colorado - September 14, 2000 - Einstein/Noah Bagel Corp. (the "Company") and the Official Committee of Unsecured Creditors appointed in the Company's Chapter 11 case (the "Committee") announced today that they have reached agreement with respect to all outstanding issues regarding the Company's plan of reorganization (the "Plan"). The Committee, which was appointed by the United States Trustee to represent the interests of unsecured creditors of the Company and its subsidiary, Einstein/Noah Bagel Partners, L.P., consists of unsecured creditors holding in excess of $65 million of the Company's 7 1/4% Convertible Subordinated Debentures. The Committee supports the Plan proposed by the Company, although it reserves the right to challenge the distribution under the Plan to Bagel Store Development Funding, LLC. The Committee joins with the Company in urging unsecured creditors to vote to accept the Plan.

     The deadline for voting on the Plan is 4:30 p.m. (Eastern Daylight Time) on September 18, 2000.

                                     # # #

Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which are described in the Company's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission, which may cause the actual results, performance or achievements of the Company, Einstein/Noah Bagel Partners, L.P., Einstein Bros. stores and Noah's New York Bagels stores to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. In addition, forward-looking statements relating to the proposed plan of reorganization and its intended consequences are subject, among other things, to confirmation of the plan.